UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2007

FOX PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52721
(Commission File Number)

N/A
(IRS Employer Identification No.)

64 Knightsbridge, London England SW1X 7JF
(Address of principal executive offices and Zip Code)

44-207-590-9630
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

As of October 10, 2007, our wholly owned subsidiary, Fox Petroleum (Alaska) Inc., entered into a purchase agreement with Daniel K. Donkel and Samuel H. Cade (the “Sellers”), to acquire 8 oil and gas leases located in the North Slope of the State of Alaska for $850,000, payable in installments. On November 2nd, 2007, the purchase agreement (North Slope leases) was amended to add our company as a party.

Under the amended purchase agreement (North Slope leases), Fox Petroleum (Alaska) Inc. and we agreed to pay the purchase price of $850,000 for the 8 oil and gas leases in the North Slope of the State of Alaska as follows:

1.	Fox Petroleum (Alaska) Inc. agreed to pay:

	(1)	on or before Wednesday, October 25, 2007, $75,000 in cash or certified funds (paid);

	(2)	on or before Friday, November 2, 2007, $125,000 in cash or certified funds; and

	(3)	on or before Friday, December 7, 2007, $50,000 in cash or certified funds; and

2.

We agreed to issue 400,000 shares of our common stock in the name of Samuel H. Cade (shares having an agreed value of $600,000) and deliver subject stock certificate evidencing such shares to Mr. Cade on or before Friday November 9, 2007.

Within a reasonable time following the closing on October 25, 2007, the Sellers agreed to execute and deliver to Fox Petroleum (Alaska) Inc. assignments of each of the issued leases transferring 100% of the record title to the leases from the Sellers to Fox Petroleum (Alaska) Inc. There are an overriding royalty interest of 5% to the Sellers, which overriding royalty interests will also apply to all renewals and extensions of the issued leases, and a state royalty of 16.67% .

As of October 10, 2007, Fox Petroleum (Alaska) Inc. entered into an additional purchase agreement with the Sellers, to acquire 6 oil and gas leases located in the Cook Inlet of the State of Alaska for US$750,000, payable in installments. 3 of these leases have not been issued by the State of Alaska, but the Sellers own the rights to the unissued leases. The unissued leases will be issued at a date subsequent to the closing on October 22, 2007, subject to payment of the remaining cash bonus amount with respect to each of the unissued leases (being an aggregate amount of approximately $142,250) together with the first year rental amount on each unissued leases (being an aggregate amount of approximately $17,280). The other three leases are issued and owned by one or more of the Sellers.

Under the purchase agreement (Cook Inlet), Fox Petroleum (Alaska) Inc. agreed to pay the purchase price of $750,000 as follows:

1.	$125,000 on or before Friday, October 19, 2007 (paid);

2.	$75,000 on or before Friday, November 2, 2007;

3.	$100,000 on or before Friday, December 7, 2007;

4.	$150,000 on or before Friday, February 1, 2008; and

5.	$150,000 on or before Friday, March 7, 2008.

Within a reasonable time following the closing on October 22, 2007, the Sellers agreed to execute and deliver to Fox Petroleum (Alaska) Inc. assignments of each of the issued leases transferring 100% of the record title to the leases from the Sellers to Fox Petroleum (Alaska) Inc. There are an overriding royalty interest of 5% to the Sellers, which overriding royalty interests will also apply to all renewals and extensions of the issued leases, and a state royalty of 16.67% .

The foregoing summary of the terms of the purchase agreement (North Slope leases), the amendment agreement, and the purchase agreement (Cook Inlet) are qualified entirely by reference to the purchase agreement (North Slope leases), the amendment agreement, and the purchase agreement ( Cook Inlet) and the exhibits thereto which are attached as Exhibit 10.1, 10.2, and 10.3.

Item 3.02 Unregistered Sales of Equity Securities

On November 8th, 2007, we issued 400,000 restricted shares of our common stock to Samuel H. Cade pursuant to the amended purchase agreement (North Slope leases), which is described above. We issued 400,000 shares relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

10.1	Purchase Agreement (North Slope Leases) dated October 10, 2007

10.2	Amendment Agreement No. 1 to Purchase Agreement (North Slope Leases) dated November 2nd, 2007

10.3	Purchase Agreement (Cook Inlet) dated October 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX PETROLEUM INC.

Per: /s/ Alexander Craven

Alexander Craven
Director

Dated: November 8, 2007